Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-95035 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 22, 2004 appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 22, 2004